Exhibit 10.1

SECOND AMENDMENT TO THE

AFFINION GROUP HOLDINGS, INC.

2005 STOCK INCENTIVE PLAN

This Second Amendment to the Affinion Group Holdings, Inc. 2005 Stock Incentive Plan, as previously amended by the First Amendment to the Plan effective as of December 4, 2006 (the “Plan”), is made on behalf of Affinion Group Holdings, Inc., the sponsor of the Plan, on January 30, 2007.

1. The definition of “Reserved Shares” in the Plan is hereby deleted in its entirety and is replaced with the following new definition:

“Reserved Shares” means, at any time, an aggregate of 2,330,500 Shares, as the same may be adjusted at or prior to such time in accordance with Section 7.1.

2. Except as specifically modified herein, all terms and conditions of the Plan shall remain in effect.

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